UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 8, 2009

ZST DIGITAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52934	20-8057756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 28, Huzhu Road
Zhongyuan District, Zhengzhou
People’s Republic of China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 371-6771-6850

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2009, ZST Digital Networks, Inc. (the “Company”) entered into an employment agreement with John Chen, M.D., regarding his employment by the Company as its new Chief Financial Officer (the “Agreement”).  Dr. Chen’s appointment as Chief Financial Officer will be effective upon the pricing date of the Company’s public offering (the “Effective Date”).  Pursuant to the Agreement, Dr. Chen will be entitled to a base salary at an annual rate of $150,000, as well as reimbursement for the cost of standard corporate-style healthcare insurance coverage and for home-office and business travel expenses.  Dr. Chen was also granted a signing bonus which is calculated as follows: $410.96 per day multiplied by the number of days between September 25, 2009 and the Effective Date.

Upon the Effective Date, Dr. Chen will also be granted options to purchase 25,000 shares of the common stock of the Company at an exercise price equal to the offering price of the shares sold in the public offering (the “Initial Options”).  The Initial Options will be immediately exercisable but, to the extent they are exercised, will be subject to a repurchase right of the Company which will lapse as follows: 50% of the Initial Options and shares will vest six (6) months after the Effective Date and the remaining 50% will vest twelve (12) months after the Effective Date.  Upon the 1-year anniversary of the Effective Date, Dr. Chen will be granted additional options to purchase 12,500 shares of the common stock of the Company that are not immediately exercisable and which shall vest six (6) months from the date of grant and have an exercise price equal to the closing price of the Company’s common stock on the date of grant (the “Subsequent Options”).  The Initial Options and Subsequent Options will expire five (5) years from their respective grant dates, provided, however, that Dr. Chen remains continuously employed by the Company during the applicable five-year period.   If Dr. Chen is terminated without Cause (as defined in the Agreement) or Dr. Chen terminates his employment for Good Reason (as defined in the Agreement), then all Initial Options or shares, as applicable, and Subsequent Options that are not vested will immediately vest on the date of termination.  All options that are vested at the time of termination of employment must be exercised within thirty (30) days of termination, provided, however, that the Initial Options and Subsequent Options may be immediately cancelled by the Company if Dr. Chen terminates his employment upon providing thirty (30) days written notice to the Company or if Dr. Chen’s employment is terminated for Cause.

The initial term of the employment agreement will be eighteen (18) months, with automatic one-year extensions, unless either party provides ninety (90) days written notice of termination prior to the expiration of a term.  In the event Dr. Chen’s employment with the Company is terminated, the Company will pay Dr. Chen on the date of termination only the amount of his salary that is earned but unpaid as of the date of termination.  In the event of Dr. Chen’s termination for Good Reason (as defined in the Agreement), the Company will also pay to Dr. Chen a severance payment in an amount equal to three (3) months of Dr. Chen’s annual salary at the time of termination.  In the event of Dr. Chen’s termination without Cause, Dr. Chen will also receive a severance payment in an amount equal to Dr. Chen’s salary at the time of termination for the remainder of the term of the employment agreement.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with John Chen dated as of October 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZST DIGITAL NETWORKS, INC.

Date: October 8, 2009
	By:	/s/ Zhong Bo
Name: Zhong Bo
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement with John Chen dated as of October 8, 2009.